EXHIBIT 99.13.B

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below, does hereby make, constitute and appoint each of the following individuals Joseph D. Emanuel, Lynn K. Stone and William J. Evers, as her true and lawful attorney-in-fact and agent with all power and authority on her behalf to sign her name, in any and all capabilities, on Form N-4 registration statements of Pruco Life Insurance Company of New Jersey, pertaining to new variable annuity products which are to be filed with the Securities and Exchange Commission on or about December 6, 2013.

This grant of authority extends to any and all amendments to such registration statements and also grants such attorneys-in-fact full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting.

The undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned has subscribed hereunder this 26th day of November, 2013.

/s/ Yanela C. Frias
Yanela C. Frias
Chief Financial Officer, Chief Accounting
Officer, Vice President and Director